                                                                    EXHIBIT 10.2
                             DISTRIBUTOR AGREEMENT
                             ---------------------

     This Agreement made and entered into this 15th day of May, 1987, by and between Tokyo Electron Limited, a Japanese corporation organized and existing under the laws of Japan with its principal place of business located at Shinjuku-Nomura Bldg., 1-26-2 Nishi-Shinjuku, Shinjuku-ku, Tokyo 163, Japan (hereinafter referred to as TEL) and Rudolph Research International, a corporation organized and existing under the laws of the United States of America, with its principal place of business located at One Rudolph Road, P.O. Box 1000, Flanders, New Jersey 07836, U.S.A.(hereinafter referred to as Manufacturer).

     In consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   Appointment. Manufacturer hereby appoints TEL its distributor, and TEL
          -----------
hereby accepts such appointment, for the sale of the Products (defined in Appendix A) in the Territory (defined in Appendix B).

     The list of Products as set forth in Appendix A may be changed, abandoned or added in writing by mutual agreement by the parties.

     2.   Term Of Agreement. This Agreement shall take effect from the date of
          -----------------
execution hereof and shall remain in force unless and until terminated pursuant to Article 10 hereof.

     3.   Responsibilities.
          ----------------

          (a)  Manufacturer agrees:
               -------------------

               To make every reasonable effort to manufacture quantities of the Products sufficient to meet the resale requirements of TEL.

          (b)  TEL agrees:
               ----------

               (i) To use its best efforts to promote the sale of the Products.

               (ii) To maintain an inventory of the spare parts in a quantity sufficient to meet the needs of its customers in accordance with reasonable recommendations which may be made by Manufacturer as to specific items and quantities, provided that TEL shall have the option to sell to Manufacturer, and then Manufacturer shall purchase from TEL, the spare parts of the Products remained unused in TEL's inventory, at a reasonable intervals during the term of this Agreement, which purchases shall be at the price equal to the net price originally paid therefor by TEL.

               (iii) To maintain records of inventory of the spare parts on hand and provide the same to Manufacturer, on request, at reasonable intervals.

               (iv) To hold in confidence during the term of this Agreement, and thereafter for one (1) year, any and all information of a confidential nature regarding Manufacturer's business or affairs, including without limitation, data provided by Manufacturer regarding the design and/or methods of manufacture of the Products, and not to disclose the same to any person, firm or corporation.

     On all such confidential information of tangible nature, Manufacturer shall stamp "CONFIDENTIAL" thereon. As for confidential information of intangible nature, Manufacturer shall indicate the nature of confidentiality thereof in certain other appropriate manner.

     The following information shall not be considered confidential:

     (1)  Information which is already generally available to the public.

     (2) Information which hereafter becomes generally available to the public, through no fault of TEL.

     (3) Information which was already known to TEL prior to the disclosure thereof by Manufacturer.

     (4) Information which is developed by TEL independently of and without aid of the information disclosed by Manufacturer.

     (5)  Information which lawfully becomes known to TEL through a third party.

     4.   Price.
          -----

          (a)  Price. TEL agrees to pay Manufacturer for the Products purchased
               -----
hereunder in accordance with price schedules or bulletins supplied by Manufacturer from time to time. The presently applicable schedule is attached hereto as Appendix A.

          (b)  Price Change. Manufacturer shall give TEL at least ninety (90)
               ------------
days written notice prior to the price change which may be made by Manufacturer.

     5.   Terms Of Payment. The payment shall be made net thirty (30) days after
          ----------------
the invoice date by cash remittance in U.S. dollars by cable.

     6.   Delivery. Manufacturer shall use its best efforts to fill all orders
          --------
promptly upon acceptance thereof. Deliveries shall be made F.O.B. Manufacturer's factory in _______________. Manufacturer shall retain title and bear the risk of loss until such time as a shipment has been placed on board the carrier, at which time title shall pass and the risk of loss shall be borne by TEL. TEL shall have the right to select the carrier of its choice.

     7.   Advertising. TEL shall conduct advertising activity which is deemed
          -----------
appropriate to promote the sale of the Products in the Territory. Manufacturer shall supply, free of charge, advertising materials for marketing of the Products such as catalogs, brochures, pamphlets, and the like. TEL agrees to refrain from making any claim or representation concerning the Products in excess of those made by Manufacturer.

     8.   Trademarks. In connection with sales or advertising of the Products,
          ----------
TEL may use such trade name or trademarks owned by Manufacturer as are more specifically listed in Appendix C. Upon termination of this Agreement, TEL will take all reasonable and necessary steps to discontinue any use of such trade name and trademarks.

     9.   Warranties.
          ----------

          (a)  Materials and Workmanship. Manufacturer shall warrant its
               -------------------------
Products to be free from defects caused by faulty materials or poor workmanship and to conform to specifications furnished or approved by Manufacturer for a period of one (1) year from the date of shipment to TEL. The liability of Manufacturer under this warranty is limited to replacing, repairing or making refund payment at its option and expense for any Product which is returned by TEL.

          (b)  Third Party Infringement. Manufacturer agrees to indemnify and
               ------------------------
hold harmless TEL and its customers from and against all damages and costs, including legal fees, which may be assessed against TEL or its customers in any claim or action by third parties alleging unlawful acts or omissions to act, such as trademark, copyright, mask works right or patent infringement, where alleged liability of TEL or its customers arises by reason of the use or sale of any item delivered by Manufacturer to TEL or its customers, provided that TEL or its customers shall give Manufacturer prompt notice, in writing, of all such claims or actions instituted against it, and an opportunity to elect to take over, settle or defend the same through counsel of its own choice and under its sole discretion and at its own expense, and will make available to Manufacturer in the event of such election, all defenses against such claims or actions, known or available to TEL or its customers.

     10.  Termination.
          -----------

          (a)  General. This Agreement may be terminated:
               -------

               (i) By an agreement in writing duly signed by the parties hereto, or

               (ii) By either party at will, with or without cause, upon not less than sixty (60) days notice in writing, given by registered or certified mail to the other party.

          (b)  Sales after Termination. The acceptance of any order from or the
               -----------------------
sale of any Product to TEL after the termination of this Agreement shall not be construed as a renewal or extension hereof nor as a waiver of termination.

          (c)  No Liability for Termination. Neither Manufacturer nor TEL shall,
               ----------------------------
by reason of the termination, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments made in connection with this Agreement.

          (d)  Inventory Buy-back. Upon termination of this Agreement,
               ------------------
Manufacturer shall purchase from TEL and TEL shall sell to Manufacturer all Products of Manufacturer, including all accessories, parts, options and etc., purchased by TEL for resale and then in TEL's inventory, such purchases to be at a price equal to TEL's book value.

          (e)  Spare Parts. Despite the termination of this Agreement,
               -----------
Manufacturer shall, upon request by TEL, continue to provide TEL the spare parts for each model of the Products for a period of five (5) years from the shipment of the last unit of such model at the Manufacturer's then current prices.

     11.  Arbitration. Disputes hereunder which cannot be satisfactorily
          -----------
resolved by the parties themselves shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement of September 16, 1952, by which each party hereto is bound.

          If Manufacturer is the initiating party, the arbitration shall be held in Tokyo, and if TEL is the initiating party, the arbitration shall be held in Flanders, New Jersey.

     12.  Force Majeure. Neither party hereto shall be liable for default of any
          -------------
obligation hereunder if such default results from the force majeure which includes, without limitation, governmental acts or directives; strikes; acts of God; war; insurrection, riot or civil commotion; fires, flooding or water damage; explosions, embargoes, or delays in delivery, whether of the kind herein enumerated or otherwise, which are not within the reasonable control of the party affected.

     13.  Miscellaneous.
          -------------

          (a)  Assignment. This Agreement is not assignable or transferable by
               ----------
either party in whole or in part, except with the written consent of the other party.

          (b)  Notices. Any notices provided for under this Agreement shall be
               -------
deemed effective when delivered in person or seven (7) days after deposit in the mails by registered or certified mail postage prepaid and addressed to the respective address listed in the introduction of this Agreement, or to such different address as either party may designate in writing to the other pursuant to this paragraph.

          (c)  Relationship of Parties. The parties hereto agree that TEL shall
               -----------------------
operate as an independent contractor and not as an agent or employee of Manufacturer. TEL has no express or implied authorization to incur any obligation or in any manner otherwise make any commitments on behalf of Manufacturer. TEL shall employ its own personnel and shall be responsible for them and their acts and in no way shall Manufacturer be liable to TEL, its employees or third parties for any losses, injuries, damages or the like occasioned by TEL's activities in connection with this Agreement, except as expressly provided herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above set forth.

TOKYO ELECTRON LIMITED                      RUDOLPH RESEARCH INTERNATIONAL

By:    /s/ H. Ishibashi                     By:    /s/ Richard Spanier
       --------------------------                  ----------------------------

Title: Director, SP-1 Div                   Title: President
       --------------------------                  ----------------------------

Date:  May 15, 1987                         Date   May 21, 1987
       --------------------------                  ----------------------------

                                  APPENDIX A
                                  ----------

                            PRODUCTS AND PRICE LIST
                            -----------------------


AUTOEL

IN SITU

RESEARCH & SPECTROSCOPIC ELLIPSOMETERS,
     including EXTERNAL SOFTWARE AND SPARE PARTS and ACCESSORIES.


                (Price Lists as presently in TEL's possession.)

                                  APPENDIX B
                                  ----------

                                   TERRITORY
                                   ---------


Territory:     JAPAN
---------

                                  APPENDIX C
                                  ----------

                                  TRADEMARKS
                                  ----------

AUTOEL